SIMON®

1Q 2025 SUPPLEMENTAL

POLO RALPH LAUREN
TULSA
PREMIUM OUTLETS
A SIMON CENTER

JAKARTA
PREMIUM OUTLETS
KOTA TANGERANG
A GENTING SIMON CENTER

LA PLAZA
A SIMON MALL

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

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Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports First Quarter 2025 Results and
Reaffirms Full Year 2025 Real Estate FFO Per Share Guidance
INDIANAPOLIS, May 12, 2025 − Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended March 31, 2025.
“Our first quarter results underscore the strength of our business,” said David Simon, Chairman, Chief Executive Officer and President. “We delivered strong financial and operational performance and enhanced our portfolio with the acquisition of The Mall Luxury Outlets in Italy and the successful opening of Jakarta Premium Outlets in Indonesia. As macroeconomic conditions continue to shift, we are well-positioned with a fortress balance sheet and a proven track record of navigating successfully through a wide range of economic cycles.”
Results for the Quarter
•
Net income attributable to common stockholders was $413.7 million, or $1.27 per diluted share, as compared to $731.7 million, or $2.25 per diluted share in 2024.

 –
Net income for the first quarter of 2025 includes losses of  $54.8 million, or $0.15 per diluted share, primarily due to an unrealized mark-to-market loss in fair value adjustment of the Klépierre exchangeable bonds the Company issued in November 2023.

 –
Net income for the first quarter of 2024 included after-tax net gains of  $303.9 million, or $0.81 per diluted share, primarily resulting from the sale of the Company’s remaining ownership interest in Authentic Brands Group.

•
Real Estate Funds From Operations (“FFO”) was $1.113 billion, or $2.95 per diluted share as compared to $1.090 billion, or $2.91 per diluted share in the prior year.

•
FFO was $1.005 billion, or $2.67 per diluted share as compared to $1.334 billion, or $3.56 per diluted share in the prior year, inclusive of the current year and prior year period items mentioned above.

•
Domestic property Net Operating Income (“NOI”) increased 3.4% and portfolio NOI increased 3.6% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at March 31, 2025 was 95.9%, a 0.4% increase compared to 95.5% at March 31, 2024.

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•
Base minimum rent per square foot was $58.92 at March 31, 2025, compared to $57.53 at March 31, 2024, an increase of 2.4%.

•
Reported retailer sales per square foot was $733 for the trailing 12 months ended March 31, 2025.

Acquisition Activity and Development Activity
On January 30, 2025, the Company completed the acquisition of two luxury outlets in Italy: The Mall Firenze in Leccio, near Florence and The Mall Sanremo, on the Italian Riviera.
On March 6, 2025, Jakarta Premium Outlets (Tangerang, Indonesia) opened with 302,000 square feet featuring global and local brands and international dining options. Simon owns 50% of this center.
Capital Markets and Balance Sheet Liquidity
During the quarter, the Company completed 12 secured loan transactions totaling approximately $2.6 billion (U.S. dollar equivalent). The weighted average interest rate on these loans was 5.73%.
As of March 31, 2025, Simon had approximately $10.1 billion of liquidity consisting of  $1.9 billion of cash on hand, including its share of joint venture cash, and $8.2 billion of available capacity under its revolving credit facilities.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.10 for the second quarter of 2025. This is an increase of  $0.10, or 5.0% year-over-year. The dividend will be payable on June 30, 2025 to shareholders of record on June 9, 2025.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on June 30, 2025 to shareholders of record on June 16, 2025.
2025 Guidance
The Company’s estimates for net income attributable to common stockholders per diluted share and Real Estate FFO per diluted share for the year ending December 31, 2025 are included in the table below and are reconciled in the Company’s supplemental information. The Company is reaffirming its outlook for Real Estate FFO of  $12.40 to $12.65 per diluted share.
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.67	$6.92
Estimated Real Estate FFO per diluted share	$12.40	$12.65
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Daylight Time, Monday, May 12, 2025. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 19, 2025. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13753110.

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Supplemental Materials and Website
Supplemental information on our first quarter 2025 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real estate FFO is FFO of the operating partnership less other platform investments and loss (gain) due to disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; reducing emissions of greenhouse gases; environmental liabilities; natural disasters; uncertainties regarding

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the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

1Q 2025 SUPPLEMENTAL	5

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2025	2024
REVENUE:
Lease income	$1,367,428	$1,302,671
Management fees and other revenues	33,792	29,455
Other income	71,792	110,464
Total revenue	1,473,012	1,442,590
EXPENSES:
Property operating	136,821	126,114
Depreciation and amortization	328,051	307,369
Real estate taxes	107,452	109,210
Repairs and maintenance	30,142	25,728
Advertising and promotion	34,257	28,081
Home and regional office costs	65,066	60,723
General and administrative	12,629	9,132
Other	30,978	41,053
Total operating expenses	745,396	707,410
OPERATING INCOME BEFORE OTHER ITEMS	727,616	735,180
Interest expense	(226,995)	(230,623)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	(23,992)	414,769
Income and other tax benefit (expense)	7,637	(47,603)
Income (loss) from unconsolidated entities	30,359	(34,342)
Unrealized losses in fair value of publicly traded equity instruments and
derivative instrument, net	(36,765)	(7,192)
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	10,966
CONSOLIDATED NET INCOME	477,860	841,155
Net income attributable to noncontrolling interests	63,327	108,619
Preferred dividends	834	834
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$413,699	$731,702
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.27	$2.25

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	March 31, 2025	December 31, 2024
ASSETS:
Investment properties, at cost	$40,837,785	$40,242,392
Less – accumulated depreciation	19,296,503	19,047,078
	21,541,282	21,195,314
Cash and cash equivalents	1,380,008	1,400,345
Tenant receivables and accrued revenue, net	779,888	796,513
Investment in TRG, at equity	3,015,484	3,069,297
Investment in Klépierre, at equity	1,398,028	1,384,267
Investment in other unconsolidated entities, at equity	2,554,065	2,670,739
Right-of-use assets, net	517,531	519,607
Deferred costs and other assets	1,314,857	1,369,609
Total assets	$32,501,143	$32,405,691
LIABILITIES:
Mortgages and unsecured indebtedness	$24,753,200	$24,264,495
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,487,366	1,712,465
Cash distributions and losses in unconsolidated entities, at equity	1,729,919	1,680,431
Dividend payable	1,736	2,410
Lease liabilities	518,174	520,283
Other liabilities	743,173	626,155
Total liabilities	29,233,568	28,806,239
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests
	241,766	184,729
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,696	40,778
Common stock, $0.0001 par value, 511,990,000 shares authorized, 343,062,397 and 342,945,839 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,594,691	11,583,051
Accumulated deficit	(6,709,618)	(6,382,515)
Accumulated other comprehensive loss	(219,745)	(193,026)
Common stock held in treasury, at cost, 16,645,358 and 16,675,701 shares, respectively	(2,100,482)	(2,106,396)
Total stockholders’ equity	2,605,575	2,941,925
Noncontrolling interests	420,234	472,798
Total equity	3,025,809	3,414,723
Total liabilities and equity	$32,501,143	$32,405,691

1Q 2025 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended March 31
	2025	2024
REVENUE:
Lease income	$749,807	$752,030
Other income	94,066	90,992
Total revenue	843,873	843,022
OPERATING EXPENSES:
Property operating	166,647	161,044
Depreciation and amortization	159,012	159,815
Real estate taxes	58,793	63,180
Repairs and maintenance	20,763	19,492
Advertising and promotion	22,150	21,663
Other	56,847	54,881
Total operating expenses	484,212	480,075
OPERATING INCOME BEFORE OTHER ITEMS	359,661	362,947
Interest expense	(170,368)	(176,751)
NET INCOME	$189,293	$186,196
Third-Party Investors’ Share of Net Income	$96,594	$94,370
Our Share of Net Income	92,699	91,826
Amortization of Excess Investment (A)	(14,465)	(14,697)
Income from Unconsolidated Entities (B)	$78,234	$77,129

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

1Q 2025 SUPPLEMENTAL	8

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	March 31, 2025	December 31, 2024
Assets:
Investment properties, at cost	$19,014,468	$18,875,241
Less – accumulated depreciation	9,100,476	8,944,188
	9,913,992	9,931,053
Cash and cash equivalents	1,154,946	1,270,594
Tenant receivables and accrued revenue, net	469,879	533,676
Right-of-use assets, net	115,123	113,014
Deferred costs and other assets	540,350	531,059
Total assets	$12,194,290	$12,379,396
Liabilities and Partners’ Deficit:
Mortgages	$13,718,783	$13,666,090
Accounts payable, accrued expenses, intangibles, and deferred revenue	925,463	1,037,015
Lease liabilities	106,446	104,120
Other liabilities	346,606	363,488
Total liabilities	15,097,298	15,170,713
Preferred units	67,450	67,450
Partners’ deficit	(2,970,458)	(2,858,767)
Total liabilities and partners’ deficit	$12,194,290	$12,379,396
Our Share of:
Partners’ deficit	$(1,231,356)	$(1,180,960)
Add: Excess Investment (A)	1,065,955	1,077,204
Our net Investment in unconsolidated entities, at equity	$(165,401)	$(103,756)

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended March 31,
	2025	2024
Consolidated Net Income (D)	$477,860	$841,155
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	324,322	303,672
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	208,964	204,979
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	(10,966)
Net loss attributable to noncontrolling interest holders in properties	1,292	1,470
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(5,993)	(5,510)
Preferred distributions and dividends	(1,126)	(1,266)
FFO of the Operating Partnership	$1,005,319	$1,333,534
FFO of the Operating Partnership	$1,005,319	$1,333,534
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	17,994	(311,077)
Other platform investments, net of tax	52,843	60,776
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	36,765	7,192
Real Estate FFO	$1,112,921	$1,090,425
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.27	$2.25
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.40	1.34
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	(0.03)
Diluted FFO per share	$2.67	$3.56
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	0.05	(0.83)
Other platform investments, net of tax	0.13	0.16
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	0.10	0.02
Real Estate FFO per share	$2.95	$2.91
	1.4%
Details for per share calculations:
FFO of the Operating Partnership	$1,005,319	$1,333,534
Diluted FFO allocable to unitholders	(135,284)	(173,804)
Diluted FFO allocable to common stockholders	$870,035	$1,159,730
Basic and Diluted weighted average shares outstanding	326,313	325,912
Weighted average limited partnership units outstanding	50,740	48,843
Basic and Diluted weighted average shares and units outstanding	377,053	374,755
Basic and Diluted FFO per Share	$2.67	$3.56
Percent Change	-25.0%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $0.0 million and $7.5 million for the three months ended March 31, 2025 and 2024, respectively.

 –
Straight-line adjustments increased (decreased) income by $2.2 million and ($4.6) million for the three months ended March 31, 2025 and 2024, respectively.

 –
Amortization of fair market value of leases increased income by $0.3 million and $0.2 million for the three months ended March 31, 2025 and 2024, respectively.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2025, we owned or had an interest in 232 properties comprising 183 million square feet in North America, Asia and Europe. We also owned an 88% interest in The Taubman Realty Group, or TRG, which owns 22 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at March 31, 2025, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of March 31, 2025 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; reducing emissions of greenhouse gases; environmental liabilities; natural disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

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OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Positive Outlook)
Senior Unsecured	A-	(Positive Outlook)
Commercial Paper	A2	(Positive Outlook)
Preferred Stock	BBB	(Positive Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	38%	Yes
Total Secured Debt to Total Assets (1)	≤50%	16%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.6X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	307%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2025 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED MARCH 31,
	2025	2024
Financial Highlights
Total Revenue – Consolidated Properties	$1,473,012	$1,442,590
Consolidated Net Income	$477,860	$841,155
Net Income Attributable to Common Stockholders	$413,699	$731,702
Basic and Diluted Earnings per Common Share (EPS)	$1.27	$2.25
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,112,921	$1,090,425
Basic and Diluted Real Estate FFO per Share	$2.95	$2.91
Funds from Operations (FFO) of the Operating Partnership	$1,005,319	$1,333,534
Basic and Diluted FFO per Share (FFOPS)	$2.67	$3.56
Dividends/Distributions per Share/Unit	$2.10	$1.95
	AS OF MARCH 31, 2025	AS OF DECEMBER 31, 2024
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	50,714	50,760
Common Shares Outstanding at end of period	326,425	326,278
Total Common Shares and Limited Partnership Units Outstanding at end of period	377,139	377,038
Weighted Average Limited Partnership Units Outstanding	50,740	49,338
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	326,313	326,097
Equity Market Capitalization
Common Stock Price at end of period	$166.08	$172.21
Common Equity Capitalization, including Limited Partnership Units	$62,635,292	$64,929,673
Preferred Equity Capitalization, including Limited Partnership Preferred Units	63,354	61,944
Total Equity Market Capitalization	$62,698,646	$64,991,617

1Q 2025 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2025
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

1Q 2025 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	For the Three Months Ended March 31,		% Growth
	2025	2024

Domestic Property NOI (1)	$1,372,843	$1,328,282	3.4%
International Properties (2)	82,503	76,650

Portfolio NOI	$1,455,346	$1,404,932	3.6%
NOI from Other Platform Investments (3)	(41,461)	(91,122)
NOI from Investments (4)	53,390	49,356
Corporate and Other NOI Sources (5)	54,950	91,857

Beneficial interest of Combined NOI	$1,522,225	$1,455,023

(1)
All properties in North America (including TRG’s 18 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investment in retail operations (Catalyst Brands); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

1Q 2025 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED MARCH 31,
	2025	2024
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$477,860	$841,155
Income and other tax (benefit) expense	(7,637)	47,603
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net	23,992	(414,769)
Interest expense	226,995	230,623
(Income) loss from unconsolidated entities	(30,359)	34,342
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	36,765	7,192
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	(10,966)
Operating Income Before Other Items	727,616	735,180
Depreciation and amortization	328,051	307,369
Home and regional office costs	65,066	60,723
General and administrative	12,629	9,132
NOI of consolidated entities	$1,133,362	$1,112,404
Less: Noncontrolling interest partners share of NOI	(7,384)	(7,471)
Beneficial NOI of consolidated entities	$1,125,978	$1,104,933
Reconciliation of NOI of unconsolidated entities:
Net Income	$189,293	$186,196
Interest expense	170,368	176,751
Operating Income Before Other Items	359,661	362,947
Depreciation and amortization	159,012	159,815
NOI of unconsolidated entities	$518,673	$522,762
Less: Joint Venture partners share of NOI	(270,758)	(273,939)
Beneficial NOI of unconsolidated entities	$247,915	$248,823
Add: Beneficial interest of NOI from TRG	136,403	130,478
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	11,929	(29,211)
Beneficial interest of Combined NOI	$1,522,225	$1,455,023

(1)
See footnotes 3 and 4 on prior page.

1Q 2025 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
THREE MONTHS ENDED March 31, 2025
FFO of the Operating Partnership	$1,005,319
Non-cash impacts to FFO (1)	58,561
FFO of the Operating Partnership excluding non-cash impacts	1,063,880
Tenant allowances	(53,291)
Operational capital expenditures	(46,060)
Funds available for distribution	$964,529

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED March 31, 2025
Deductions:
Fair value of debt amortization	(42)
Fair market value of lease amortization	(307)
Straight line lease income	(2,241)
Additions:
Stock based compensation expense	16,241
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	36,765
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	8,145
$58,561
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

1Q 2025 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED MARCH 31,
Consolidated Properties	2025	2024
Lease Income
Fixed lease income (1)	$1,124,114	$1,068,405
Variable lease income (2)	243,314	234,266
Total Lease Income	$1,367,428	$1,302,671
Other Income
Interest, dividend and distribution income (3)	$22,904	$38,531
Lease settlement income	1,355	5,334
Gains on land sales	—	7,479
Mixed-use and franchise operations income	11,226	21,218
Other (4)	36,307	37,902
Total Other Income	$71,792	$110,464
Other Expense
Ground leases	$12,270	$12,255
Mixed-use and franchise operations expense	9,231	18,947
Professional fees and other	9,477	9,851
Total Other Expense	$30,978	$41,053
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$78,234	$77,129
Share of Klépierre net income, net of amortization of excess investment	19,267	15,637
Share of Other Platform Investments net loss, net of amortization of excess investment, pre-tax	(60,775)	(115,768)
Share of TRG net loss including amortization of excess investment	(6,367)	(11,340)
Total Income from Unconsolidated Entities	$30,359	$(34,342)
Capitalized Interest
Our Share of Consolidated Properties	$8,999	$9,061
Our Share of Joint Venture Properties	$70	$68

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

1Q 2025 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF MARCH 31,
	2025	2024
U.S. Malls and Premium Outlets
Total Number of Properties	162	162
Total Square Footage of Properties (in millions)	136.1	136.6
Ending Occupancy (1):
Consolidated Assets	95.9%	95.4%
Unconsolidated Assets	96.0%	95.8%
Total Portfolio	95.9%	95.5%
Base Minimum Rent PSF (2):
Consolidated Assets	$57.13	$56.15
Unconsolidated Assets	$64.24	$61.38
Total Portfolio	$58.92	$57.53
U.S. TRG
Total Number of Properties	18	18
Total Square Footage of Properties (in millions)	18.5	17.9
Ending Occupancy (1)	94.0%	95.3%
Base Minimum Rent PSF (2)	$68.68	$65.92
	AS OF MARCH 31,
	2025	2024
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.4
Ending Occupancy (3)	98.4%	97.7%
Base Minimum Rent PSF (2)	$38.41	$36.97
International Properties
Premium Outlets
Total Number of Properties	24	23
Total Square Footage of Properties (in millions)	9.2	8.7
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
The Mall Luxury Outlets
Total Number of Properties	2	—
Total Square Footage of Properties (in millions)	0.4	—
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

1Q 2025 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (3)	Percentage of Gross Annual Rental Revenues (4)
Inline Stores and Freestanding
Month to Month Leases	1,314	4,847,479	$63.95	5.3%
2025 (4/1/25 – 12/31/25)	1,268	4,223,356	$63.11	4.6%
2026	3,005	11,556,889	$55.12	10.0%
2027	2,515	9,679,407	$60.61	10.0%
2028	2,037	8,855,123	$65.84	10.1%
2029	1,776	7,635,218	$64.74	8.3%
2030	950	4,588,704	$72.84	5.6%
2031	490	2,524,330	$72.12	3.1%
2032	491	1,827,329	$93.27	3.0%
2033	598	2,323,379	$99.23	3.9%
2034	662	2,545,879	$91.60	4.1%
2035	202	979,076	$86.81	1.4%
2036 and Thereafter	663	2,832,127	$55.22	2.2%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,116	5,597,752	$17.68	1.7%
Anchors
Month to Month Leases	2	263,650	$2.52	0.0%
2025 (4/1/25 – 12/31/25)	2	255,671	$4.58	0.0%
2026	14	1,417,724	$4.76	0.1%
2027	13	1,765,268	$5.32	0.2%
2028	16	1,986,210	$5.73	0.2%
2029	16	1,669,076	$6.40	0.2%
2030	18	1,835,708	$8.09	0.2%
2031	10	816,174	$9.12	0.1%
2032	4	282,245	$25.21	0.1%
2033	7	1,028,383	$8.48	0.2%
2034	7	559,597	$21.82	0.2%
2035	6	601,344	$8.30	0.1%
2036 and Thereafter	20	1,787,160	$17.54	0.4%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(4)
Annual rental revenues represent 2024 consolidated and joint venture combined base rental revenue.

1Q 2025 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	281	3,020	1.8%	2.8%
Knitwell Group	429	1,954	1.1%	1.8%
Tapestry	215	930	0.5%	1.7%
Signet Jewelers	336	493	0.3%	1.5%
American Eagle Outfitters	225	1,421	0.8%	1.5%
LVMH Fashion	128	492	0.3%	1.4%
Victoria’s Secret & Co.	123	1,071	0.6%	1.4%
Capri Holdings	133	540	0.3%	1.4%
Kering	79	353	0.2%	1.3%
VF Corporation	195	859	0.5%	1.3%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	97	18,845	11.0%	0.3%
J.C. Penney	53	8,668	5.1%	0.3%
Dillard’s	35	6,377	3.7%	*
Nordstrom	23	3,965	2.3%	0.1%
Dick’s Sporting Goods	36	2,753	1.6%	0.6%
Saks Global	19	2,281	1.3%	0.2%
Belk	7	1,194	0.7%	*
Target	7	968	0.6%	0.1%
Von Maur	7	892	0.5%	*
Primark	13	695	0.4%	0.2%

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

1Q 2025 SUPPLEMENTAL	22

CAPITAL EXPENDITURES (1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$1,284	$9,576	$4,788
Redevelopment projects with incremental square footage and/or anchor replacement	69,286	41,096	20,626
Redevelopment projects with no incremental square footage	4,051	2,891	1,581
Subtotal new development and redevelopment projects	74,621	53,563	26,995
Tenant allowances	46,664	13,506	6,627
Operational capital expenditures (CAM and non-CAM)	32,024	33,579	14,036
Totals	$153,309	$100,648	$47,658
Conversion from accrual to cash basis	76,892	25,332	11,995
Capital Expenditures for the Three Months Ended 3/31/25 (2)	$230,201	$125,980	$59,653
Capital Expenditures for the Three Months Ended 3/31/24 (2)	$162,974	$117,615	$56,722

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2025 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2025
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2025 INVESTMENT THRU Q1 2025	FORECASTED INVESTMENT Q2 - Q4 2025	FORECASTED INVESTMENT FY 2025	FORECASTED INVESTMENT FY 2026	FORECASTED TOTAL INVESTMENT FY 2025 - 2026
Malls
Redevelopments	$850,425	8%	$78,757	$278,791	$357,548	$182,833	$540,381
Premium Outlets
New Developments	$56,037	11%	$7,068	$7,374	$14,442	$—	$14,442
The Mills
Redevelopments	$37,867	15%	$4,112	$23,512	$27,624	$5,290	$32,914
Total Investment (1)	$944,329	9%	$89,937	$309,677	$399,614	$188,123	$587,737
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(143,415)		$(12,657)	$(14,884)	$(27,541)	$(54,197)	$(81,738)
Total Net Cash Investment	$800,914		$77,280	$294,793	$372,073	$133,926	$505,999
Notes:
(1)
Does not include TRG

1Q 2025 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2024 through March 31, 2025
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2024	326,278,138	50,759,627
Activity During the First Nine Months of 2024
Redemption of Limited Partnership Units for Cash	—	(36,291)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	39,949	107,462
Exchange of Limited Partnership Units for Common Stock	116,558	(116,558)
Shares Repurchased to Satisfy Employee Tax Obligations	(9,606)	—
Number Outstanding at March 31, 2025	326,425,039	50,714,240
Number of Limited Partnership Units and Common Shares at March 31, 2025	377,139,279
PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2025
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	155,373	$100.00	$23,037	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2025 was $60.00 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2025 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt [2]
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.9
30.2
29.7
28.4
29.0
19.4
18.8
18.6
17.8
18.3
11.5
11.4
11.1
10.6
10.7
2021
2022
2023
2024
3/31/2025

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
4.8
4.3
4.5
4.6
2021[3]
2022[3]
2023[3]
2024[3]
TTM 3/31/2025[3]

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.8
5.8
5.4
6.2
5.9
2021[3]
2022[3]
2023[3]
2024[3]
TTM 3/31/2025[3]

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
49%
58%
60%
62%
68%
2021
2022
2023
2024
TTM 3/31/2025

WEIGHTED AVERAGE INTEREST RATE (%)

4.25%
3.75%
3.25%
2.75%
3.03%
3.43%
3.70%
3.86%
3.89%
2021
2022
2023
2024
3/31/2025

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
7.1
6.7
7.2
7.1
7.0
2021
2022
2023
2024
3/31/2025

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

1Q 2025 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS (1)
As of March 31, 2025
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,625,191	$4,451,879	3.96%	1.9
Floating Rate Debt (Swapped to Fixed)	208,848	190,777	4.65%	2.7
Floating Rate Debt (Hedged) (2)	171,571	140,372	5.41%	2.8
Variable Rate Debt	39,714	34,917	4.98%	1.8
Total Mortgage Debt	5,045,324	4,817,945	4.03%	2.0
Unsecured Debt
Fixed Rate Notes	19,164,242	19,164,242	3.48%	9.4
Euro Term Loan (Swapped to Fixed)	378,742	378,742	2.60%	2.0
Revolving Credit Facility – USD Currency	305,000	305,000	5.22%	3.2
Total Unsecured Debt	19,847,984	19,847,984	3.49%	9.1
Premium	4,363	4,363
Discount	(76,520)	(76,520)
Debt Issuance Costs	(127,016)	(126,007)
Other Debt Obligations	59,065	59,065
Consolidated Mortgages and Unsecured Indebtedness (2)	$24,753,200	$24,526,830	3.60%	7.7
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,068,815	$5,239,819	4.88%	4.9
Floating Rate Debt (Swapped to Fixed)	758,546	330,529	4.85%	2.4
Floating Rate Debt (Hedged) (2)	1,055,000	493,376	6.20%	1.6
Variable Rate Debt	619,639	293,972	5.29%	2.3
TMLP Debt (3)	258,980	—	—	—
Total Mortgage Debt	13,760,980	6,357,696	5.00%	4.4
Debt Issuance Costs	(42,197)	(20,505)
Joint Venture Mortgages and Other Indebtedness (2)	$13,718,783	$6,337,191	5.00%	4.4
Our Share of Total Indebtedness		$30,864,021	3.89%	7.0
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	99.3%	$24,353,889	3.59%	7.8
Variable	0.7%	172,941	5.32%	2.6
	100.0%	24,526,830	3.60%	7.7
Joint Venture
Fixed	87.6%	$5,552,943	4.88%	4.7
Variable	12.4%	784,248	5.86%	1.8
	100.0%	6,337,191	5.00%	4.4
Total Debt		$30,864,021
Total Fixed Debt	96.9%	$29,906,832	3.83%	7.2
Total Variable Debt	3.1%	$957,189	5.76%	2.0
Total Variable Debt Inclusive of In-the Money-Caps	1.1%

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt Information.

1Q 2025 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) (1)
As of March 31, 2025
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2025	$1,641,060	2.76%	$1,005,271	3.67%	$508,701	5.24%	$3,155,032	3.41%
2026	2,361,591	3.35%	2,400,288	4.10%	1,379,690	4.35%	6,141,569	3.87%
2027	2,428,742	2.80%	418,260	4.55%	1,155,617	4.67%	4,002,619	3.53%
2028	1,105,000	2.71%	48,809	3.85%	849,592	4.30%	2,003,401	3.44%
2029	1,250,000	2.45%	517,496	3.44%	84,457	5.21%	1,851,953	2.81%
2030	750,000	2.65%	76,500	5.92%	278,956	3.70%	1,105,456	3.25%
2031	700,000	2.20%	227,042	3.20%	91,745	4.45%	1,018,787	2.61%
2032	1,400,000	2.45%	—	—	346,643	5.24%	1,746,643	3.07%
2033	1,461,591	3.07%	124,279	6.46%	596,912	6.85%	2,182,782	4.33%
2034	1,500,000	5.25%	—	—	363,331	6.15%	1,863,331	5.42%
2035	—	—	—	—	702,052	5.76%	702,052	5.76%
Thereafter	5,250,000	4.71%	—	—	—	—	5,250,000	4.71%
Face Amounts of Indebtedness	$19,847,984	3.49%	$4,817,945	4.03%	$6,357,696	5.00%	$31,023,625	3.89%
Premiums (Discounts) on Indebtedness, Net	(73,561)		1,404		—		(72,157)
Debt Issuance Costs	(115,020)		(10,987)		(20,505)		(146,512)
Other Debt Obligations	—		59,065		—		59,065
Our Share of Total Indebtedness	$19,659,403		$4,867,427		$6,337,191		$30,864,021

(1)
Does not include TRG.

1Q 2025 SUPPLEMENTAL	28

Unsecured Debt Information
As of March 31, 2025
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(7)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Euro Sr. Notes)	5/13/2025		1.25%	Fixed	541,060(1)
Simon Property Group, LP (Sr. Notes)	9/1/2025		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed	800,000
Simon Property Group, LP (Exchangable Euro Sr. Bonds)	11/14/2026	(2)	3.50%	Fixed	811,591(3)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed	550,000
Euro Term Loan	3/20/2027	(7)	2.60%	Fixed	378,742
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(4)(5)	5.22%	Fixed	305,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%	Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed	811,591(3)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%	Fixed	500,000
Total Unsecured Indebtedness at Face Value					$19,847,984(6)

(1)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(2)
Notes exchangable into ordinary shares of Klépierre S.A., at a common stock price of €27.1552.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Through an interest rate swap agreement which matures on December 31, 2025, interest is essentially fixed at the all-in-rate presented.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

(7)
Amount shown in USD equivalent; EUR equivalent is 350.0 million. Through an interest rate swap agreement which matures on March 20, 2026, interest is essentially fixed at the all-in-rate presented.

1Q 2025 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		474,006	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,085	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,147,316	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,450,115	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,202,710	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,682	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,338,725	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		869,500	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		475,088	(2)
10.	Broadway Square	TX	Tyler	100.0%		613,158	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,260,282	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		706,132	07/30/26	(5)	6.62%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,365,653	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,349	(2)
15.	Coconut Point	FL	Estero	50.0%		1,123,142	10/01/26		3.95%	Fixed	166,588	83,294
16.	College Mall	IN	Bloomington	100.0%		579,129	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,413	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,252,704	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,629	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		936,666	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,510,568	01/05/27		3.11%	Fixed	359,145	179,573
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,506,531	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,232,013	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,168,394	12/01/25		4.31%	Fixed	168,566	168,566
25.	Falls, The	FL	Miami	50.0%		709,851	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,036,072	05/09/26	(5)(31)	6.05%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,180	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,681,516	06/01/33		5.73%	Fixed	450,000	225,000
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		995,876	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,727,254	02/09/27	(5)(32)	6.30%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		676,551	(2)
32.	Galleria, The	TX	Houston	50.4%		2,003,777	02/01/35		5.65%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,284,914	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,251,792	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,665,586	(2)
36.	La Plaza	TX	McAllen	100.0%		1,323,336	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,867	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,192,623	11/01/27		4.06%	Fixed	171,725	85,863
39.	Lenox Square	GA	Atlanta	100.0%		1,545,558	(2)

1Q 2025 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,063,619	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,849,232	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,783	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		789,502	(2)
44.	Meadowood Mall	NV	Reno	50.0%		931,579	12/01/26		5.70%	Fixed	100,913	50,457
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,294,766	(2)
46.	Miami International Mall	FL	Miami	95.0%		1,080,730	02/06/26	(5)	7.92%	Fixed	152,889	145,238
47.	Midland Park Mall	TX	Midland	100.0%		645,611	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		827,566	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,547,321	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,420	07/05/25		8.02%	Fixed	181,201	102,144
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,980	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,541	(2)
53.	Penn Square Mall	OK	Oklahoma City	94.5%		1,082,998	01/01/26		3.84%	Fixed	310,000	292,938
54.	Pheasant Lane Mall	NH	Nashua	(6)		979,750	(2)
55.	Phipps Plaza	GA	Atlanta	100.0%		1,057,546	(2)
56.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,259	(2)
57.	Prien Lake Mall	LA	Lake Charles	100.0%		718,224	(2)
58.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,422	05/01/26		4.50%	Fixed	180,000	90,000
59.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,242,058	(2)
60.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,535	(2)
61.	Ross Park Mall	PA	Pittsburgh	100.0%		1,185,114	(2)
62.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		697,785	(2)
63.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,263	08/31/33		6.66%	Fixed	92,646	87,495
64.	Shops at Clearfork, The	TX	Fort Worth	45.0%		556,086	03/11/30	(25)	2.81%	Fixed	145,000	65,250
65.	Shops at Crystals, The	NV	Las Vegas	50.0%		279,376	07/01/26		3.74%	Fixed	550,000	275,000
66.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,260,872	01/01/35		6.73%	Fixed	180,000	91,800
67.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,736	(2)
68.	Smith Haven Mall	NY	Lake Grove (New York)	100.0%		1,249,052	(2)
69.	South Hills Village	PA	Pittsburgh	100.0%		1,126,871	(2)
70.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,583,997	(2)
71.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,168,168	(2)
72.	SouthPark	NC	Charlotte	100.0%		1,699,873	(2)
73.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,120	10/06/25		4.45%	Fixed	53,498	26,749
74.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,214	(2)
75.	St. Johns Town Center	FL	Jacksonville	50.0%		1,445,061	06/01/34		5.95%	Fixed	360,000	180,001
76.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,321,597	(2)
77.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,295,863	09/05/26		3.50%	Fixed	330,000	164,670
78.	Summit Mall	OH	Akron	100.0%		774,622	10/01/26		3.31%	Fixed	85,000	85,000
79.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,262,954	(2)

1Q 2025 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Tippecanoe Mall	IN	Lafayette	100.0%	864,871	(2)
81.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,211	(2)
82.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
83.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,178	(2)
84.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	955,887	(2)
85.	University Park Mall	IN	Mishawaka	100.0%	910,314	(2)
86.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,083,095	(2)
87.	West Town Mall	TN	Knoxville	50.0%	1,281,244	(2)
88.	Westchester, The	NY	White Plains (New York)	40.0%	804,666	02/01/30		3.25%	Fixed	400,000	160,000
89.	White Oaks Mall	IL	Springfield	88.6%	926,060	06/15/27		6.98%	Fixed	34,000	30,138
90.	Wolfchase Galleria	TN	Memphis	94.5%	1,148,366	11/01/26		4.15%	Fixed	155,152	146,612
91.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,151,796	12/01/33		6.71%	Fixed	294,000	147,000
92.	Woodland Hills Mall	OK	Tulsa	94.5%	1,238,750	(2)
	Total Mall Square Footage				105,338,456

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,827	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	679,060	02/24/30	(5)	6.47%	Variable	93,500	46,750
3.	Liberty Tree Mall	MA	Danvers	49.1%	861,590	05/03/28	(25)	6.18%	Fixed	27,899	13,709
4.	Northgate Station	WA	Seattle	100.0%	416,839	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	947,325	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,287	05/01/28		3.85%	Fixed	49,821	49,821
	Total Lifestyle Centers Square Footage				3,303,928

1Q 2025 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	301,148	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,453	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	262,110	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,952	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,613	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,587	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,782	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,394	07/01/28		4.27%	Fixed	97,160	48,580
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,154	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,922	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	379,470	01/01/28		3.95%	Fixed	153,697	101,440
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,287	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,101	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	656,162	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,158	12/01/25		4.30%	Fixed	178,000	178,000
16.	Finger Lakes Premium Outlets	NY	Waterloo	100.0%	422,606	(2)
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,738	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	509,259	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,514	03/01/33		6.12%	Fixed	75,000	50,003
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,356	(2)
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,957	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,232	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,744	02/06/26		4.26%	Fixed	68,365	68,365
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,464	(2)
25.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,603	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,741	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,823	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,063	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	259,628	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,231	(2)
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,733	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,713	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	224,804	06/01/26	(8)	4.17%	Fixed	44,769	44,769
34.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,415	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	448,814	(2)
36.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,863	(2)
37.	Napa Premium Outlets	CA	Napa	100.0%	178,908	(2)
38.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,288	04/01/32		4.50%	Fixed	73,931	48,055

1Q 2025 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	537,797	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,261	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,544	(2)
43.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,580	(2)
44.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,043	(2)
45.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,521	(2)
46.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	30,099	30,099
47.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	399,557	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
48.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,992	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	353,229	(2)
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,639	09/06/26	(9)	3.33%	Fixed	52,875	52,875
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	599,372	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,521	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,079	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	730,051	(2)
			San Antonio)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,813	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	448,608	03/01/32		3.96%	Fixed	140,000	70,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	328,005	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,166	10/06/27		7.56%	Fixed	85,361	51,217
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	468,123	(2)
60.	Tanger Outlets — Columbus (3)	OH	Sunbury (Columbus)	50.0%	354,920	10/01/32		6.25%	Fixed	71,000	35,500
61.	Tanger Outlets — Galveston/Houston (3)	TX	Texas City	50.0%	352,705	06/16/28	(5)	7.41%	Variable	29,000	14,500
						06/16/28	(5)(29)	7.44%	Fixed	29,000	14,500
62.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,203	(2)
63.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%	338,472	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	403,726	11/01/34		6.70%	Fixed	95,000	33,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	445,008	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,388	(2)
67.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	513,308	02/06/26		4.23%	Fixed	185,000	185,000
68.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,154	(2)
69.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	915,979	(2)
70.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,966	(2)
	Total U.S. Premium Outlet Square Footage				30,747,255

1Q 2025 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,547	09/01/26		3.80%	Fixed	93,494	93,494
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,955,278	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,351,643	11/01/26		4.28%	Fixed	108,730	40,774
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,203	11/01/32		6.55%	Fixed	229,154	135,797
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,779,842	07/01/34		6.26%	Fixed	250,000	148,150
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,305	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,914,692	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,681,067	08/01/32		5.77%	Fixed	125,778	78,611
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,307,269	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,475	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,508	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		863,513	(2)
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,565,237	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,367,231	(2)
	Total The Mills Square Footage					21,345,810

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues							(7)(8)(10)			825,046	345,051
	Total Other Properties Square Footage					10,041,276

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					170,776,725

1Q 2025 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	195,688	176,119
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	421,900	11/30/25	(14)	4.37%	Variable	95,081	47,541
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,500	09/01/31	(14)	4.69%	Fixed	83,599	41,800
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(5)(14)(25)	5.81%	Fixed	57,474	25,863
						12/01/27	(5)(14)(27)	6.13%	Fixed	57,474	25,863
	Canada Square Footage				1,620,300
	FRANCE
6.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/25	(13)	6.14%	Variable	5,086	3,752
						06/11/25	(13)(28)	4.80%	Variable	86,571	63,872
7.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)	4.92%	Fixed	101,807	91,626
	France Square Footage				497,000
	GERMANY
8.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	54,106	38,145
	Germany Square Footage				191,500
	INDONESIA
9.	Jakarta Premium Outlets	Tangerang (Jakarta)		50.0%	302,000	12/29/33		9.25%	Fixed	34,646	17,323
	Indonesia Square Footage				302,000
	ITALY
10.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)	4.84%	Variable	34,628	31,165
						03/31/27	(13)(25)	4.25%	Fixed	138,511	124,660
11.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	2.00%	Fixed	300,389	270,350
12.	The Mall Luxury Outlets Firenze	Leccio (Florence)		100.0%	264,750	(2)
13.	The Mall Luxury Outlets Sanremo	Sanremo		100.0%	122,300	(2)
	Italy Square Footage				1,084,050
	JAPAN
14.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
15.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	09/30/32	(15)	0.76%	Fixed	71,580	28,632
16.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.31%	Variable	86,966	34,786
17.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
18.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	39,470	15,788
19.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/29/28	(15)	1.28%	Fixed	30,438	12,175
20.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
21.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(15)	0.37%	Fixed	33,449	13,380
						11/30/28	(15)	1.03%	Fixed	17,393	6,957
22.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	(2)
23.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.80%	Variable	41,476	16,590
	Japan Square Footage				3,910,000

1Q 2025 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	KOREA
24.	Busan Premium Outlets	Busan		50.0%	544,200	03/13/28	(16)	4.44%	Fixed	125,800	62,900
25.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
26.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/27	(16)	3.74%	Fixed	37,339	18,670
27.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/26	(16)	4.38%	Fixed	95,047	47,524
28.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	05/23/26	(16)	4.06%	Fixed	38,698	19,349
	South Korea Square Footage				2,191,100
	MALAYSIA
29.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
30.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	09/30/31	(17)	5.19%	Variable	4,564	2,282
	Malaysia Square Footage				586,900
	MEXICO
31.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
32.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	11.89%	Fixed	18,468	9,234
						06/20/28	(18)	12.42%	Variable	278	139
	Mexico Square Footage				607,800
	NETHERLANDS
33.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	06/06/29	(13)	3.90%	Fixed	302,994	272,695
						08/18/25	(13)(25)	4.55%	Fixed	181,796	85,922
34.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(5)(13)(26)	5.40%	Fixed	70,337	66,117
	Netherlands Square Footage				545,500
	SPAIN
35.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(30)	5.54%	Fixed	68,715	31,684
	Spain Square Footage				191,000
	THAILAND
36.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	4.69%	Fixed	58,638	29,319
	Thailand Square Footage				264,000
	UNITED KINGDOM
37.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)	6.61%	Variable	26,777	12,050
						05/23/27	(21) (25)	4.29%	Fixed	107,107	48,198
38.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	84,081	19,540
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				12,587,150

	TOTAL SQUARE FOOTAGE				183,363,875

1Q 2025 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	TRG SHARE
	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	823,350	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,246,731	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	683,829	05/01/29		7.63%	Fixed	70,000	70,000
4.	Dolphin Mall	FL	Miami	100.0%	1,398,555	12/09/29	(5)(34)	5.35%	Fixed	1,000,000	1,000,000
5.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,405,449	07/15/25		4.43%	Fixed	187,013	94,387
6.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,892	(2)
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,358,104	02/01/33		6.52%	Fixed	180,000	180,000
8.	International Market Place	HI	Waikiki, Honolulu	93.5%	339,414	(2)
9.	International Plaza	FL	Tampa	50.1%	1,370,613	10/09/26	(5)(33)	6.07%	Variable	477,000	238,977
10.	Mall at Green Hills, The	TN	Nashville	100.0%	1,046,515	(2)
11.	Mall at Millenia, The	FL	Orlando	50.0%	1,117,536	10/15/29		5.41%	Fixed	450,000	225,000
12.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,413,621	10/01/27		3.48%	Fixed	1,000,000	1,000,000
13.	Mall at University Town Center, The	FL	Sarasota	50.0%	860,646	11/01/26		3.40%	Fixed	267,436	133,718
14.	Mall of San Juan, The	PR	San Juan	95.0%	626,720	(2)
15.	Sunvalley Shopping Center	CA	Concord	50.0%	1,430,072	09/01/25	(5)	4.44%	Fixed	137,098	68,549
16.	Twelve Oaks Mall	MI	Novi	100.0%	1,530,014	03/06/28		4.85%	Fixed	265,304	265,304
17.	Waterside Shops	FL	Naples	50.0%	304,525	04/15/26		3.86%	Fixed	154,337	77,168
18.	Westfarms	CT	West Hartford	78.9%	1,266,414	09/06/28		7.80%	Fixed	242,000	191,035
19.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)(37)	3.60%	Fixed	100,746	25,186
20.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	4.95%	Fixed	115,423	28,279
21.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/28	(24)	3.75%	Fixed	208,957	102,389
22.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	397,019	68,089
	Total Taubman Realty Group Square Footage				23,151,000

	TOTAL TRG SECURED INDEBTEDNESS										$4,043,081

	TRG – Corporate & Other
	TRG – $525M Revolving Credit Facility			100.0%		03/31/30	(5)	5.48%	Variable	55,000	55,000
							(36)	5.19%	Fixed	150,000	150,000
	TRG – $65M Revolving Credit Facility			100.0%		04/19/25		5.83%	Variable	25,200	25,200
	Other			50.0%		11/01/27	(5)	6.58%	Variable	24,000	12,000
	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$242,200

1Q 2025 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2025
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2025: Overnight SOFR 4.41%; 1 month CME Term SOFR 4.31937%; 30 Day Average SOFR 4.33365%; 1M EURIBOR at 2.358%; 3M EURIBOR at 2.336%; 6M EURIBOR at 3.336%; 1M YEN TIBOR at 0.60636%; 6M YEN TIBOR at 0.84727%; 1M CORRA at 2.77%; Overnight SONIA 4.4554% and Cost of Funds Rate at 5.1%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 10 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2025 and 2029, of which one property is held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.4 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 48.0 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 423.3 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 20.2 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 390.8 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.0 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.6 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 947.9 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until February 26, 2027.

(27)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 1, 2025.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(29)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 21, 2025.

(30)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2025.

(31)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until May 15, 2026.

(32)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2026.

(33)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until October 15, 2025.

(34)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 15, 2027.

(35)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until April 1, 2026.

(36)
Through interest rate swap agreements, interest is essentially fixed at the all-in-rate presentated through April 1, 2026

(37)
The interest rate resets on January 1st of each year.

1Q 2025 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2025 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended March 31, 2025		For the Three Months Ended March 31, 2024
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(15,270)	$350,709	$(15,434)	$348,345
Management fees and other revenues	—	—	—	—
Other income	(666)	47,098	(806)	43,380
Total revenue	(15,936)	397,807	(16,240)	391,725
EXPENSES:
Property operating	(3,303)	76,527	(3,144)	70,676
Depreciation and amortization	(5,438)	88,471	(4,949)	89,142
Real estate taxes	(151)	26,990	(607)	28,886
Repairs and maintenance	(488)	9,517	(426)	8,740
Advertising and promotion	(2,623)	10,356	(2,157)	10,077
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,987)	26,502	(2,435)	24,523
Total operating expenses	(13,990)	238,363	(13,718)	232,044
OPERATING INCOME BEFORE OTHER ITEMS	(1,946)	159,444	(2,522)	159,681
Interest expense	3,400	(81,371)	3,823	(82,383)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax benefit (expense)	—	—	—	—
Income (loss) from unconsolidated entities	(162)	(78,073)(2)	169	(77,298)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	1,292	—	1,470	—
CONSOLIDATED NET INCOME	1,292	—	1,470	—
Net income attributable to noncontrolling interests	1,292	—(3)	1,470	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, Catalyst and Jamestown.

(3)
Represents limited partners’ interest in the Operating Partnership.

1Q 2025 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of March 31, 2025		As of March 31, 2024
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(655,500)	$9,984,789	$(554,527)	$10,022,455
Less – accumulated depreciation	(173,511)	4,251,058	(147,353)	4,096,960
	(481,989)	5,733,731	(407,174)	5,925,495
Cash and cash equivalents	(25,360)	543,921	(22,891)	619,816
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(6,628)	224,300	(9,267)	219,597
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(6,091)	(2,547,974)	(8,082)	(2,762,570)
Right-of-use assets, net	(852)	52,655	(861)	53,266
Investments held in trust – special purpose acquisition company	—	—	—	—
Deferred costs and other assets	(21,533)	1,226,399	(29,450)	1,348,389
Total assets	$(542,453)	$5,233,032	$(477,725)	$5,403,993
LIABILITIES:
Mortgages and unsecured indebtedness	$(226,370)	$6,337,191	$(229,912)	$6,452,905
Accounts payable, accrued expenses, intangibles, and deferred revenues	(20,433)	427,218	(31,394)	444,711
Cash distributions and losses in unconsolidated entities, at equity	—	(1,729,919)	—	(1,724,494)
Dividend payable	—	—	—	—
Lease liabilities	(852)	48,317	(861)	48,417
Other liabilities	(46,821)	150,225	(41,892)	182,453
Total liabilities	(294,476)	5,233,032	(304,059)	5,403,993
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(226,229)	—	(154,491)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(21,748)	—	(19,175)	—
Total equity	(21,748)	—	(19,175)	—
Total liabilities and equity	$(542,453)	$5,233,032	$(477,725)	$5,403,993

1Q 2025 SUPPLEMENTAL	42

GUIDANCE RECONCILIATION
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Real Estate FFO per diluted share:
	LOW END	HIGH END
FOR THE YEAR ENDING DECEMBER 31, 2025
Estimated net income attributable to common stockholders per diluted share	$6.67	$6.92
Add: Depreciation and amortization including Simon’s share of unconsolidated entities	5.45	5.45
Estimated FFO per diluted share	$12.12	$12.37
Add: Loss due to disposal, exchange or revaluation of equity interests, net*	0.05	0.05
Add: Other platform investments, net of tax*	0.13	0.13
Add: Unrealized losses in fair value adjustments of the Klépierre exchangeable bonds and publicly traded equity instruments, net*	0.10	0.10
Estimated Real Estate FFO per diluted share	$12.40	$12.65

*
Amounts represent year-to-date actual results for the respective line items. The Company is not providing guidance for these line items.

1Q 2025 SUPPLEMENTAL	43